AMENDMENT OF CERTIFICATE OF LIMITED LIABILITY PARTNERSHIP

For

AHIT VALFRE, LLP

AHIT Valfre, LLP, a Maryland Limited Liability Partnership hereby certifies to the State Department of Assessments and Taxation of Maryland that:

The Certificate of Limited Liability Partnership dated July 1, 2015 (the “Certificate”) for AHIT Valfre, LLP (the “Partnership”) is hereby amended as follows:

In the Certificate, the Partnership disclosed that American Housing Income Trust, Inc., a Maryland corporation (“AHIT”), served as its General Partner. The Limited Partners at the time of the Certificate were Valfre Holdings, LLC, and James and Pamela Valfre (collectively, the “Valfres”). The rights, duties and obligations of the General Partner and the Limited Partners were governed by the Limited Liability Partnership Agreement of AHIT Valfre, LLP dated August 1, 2015 (the “Limited Liability Partnership Agreement”). The Partnership has restructured through the execution of the First Amended Limited Liability Partnership Agreement of AHIT Valfre, LLP effective April 18, 2016 (the “First Amended Agreement”). Pursuant to the First Amended Agreement, the General Partners is AHIT Valfre GP, LLC, a Maryland limited liability company in which AHIT is the sole member (“AHIT Valfre GP”). AHIT Valfre GP is the General Partner in the Partnership. The Valfres formed AHIT Valfre Limiteds, LLC, a Maryland limited liability company (AHIT Valfre Limiteds”). AHIT Valfre Limiteds is the Limited Partner in the Partnership. The Partnership still operates as an umbrella operating partnership for AHIT, which intends to operate as a real estate investment trust in tax year 2016. The First Amended Agreement is on file with the General Partner.

This amendment of the limited liability certificate has been approved by the General Partner and Limited Partner.

We the undersigned authorized agent for AHIT Valfre GP swear under penalties of perjury that the forgoing is an authorized act of the Partnership.

APPROVED:

AHIT Valfre GP, LLC, by and through its sole

member,

American Housing Income Trust, Inc., a

Maryland corporation.

By: /s/ Jeff Howard_________________

Jeff Howard

Chief Executive Officer

President

Return address of filling party:

Paesano Akkashian Apkarian, PC

c/o Anthony R. Paesano

7457 Franklin Road, Suite 200

Bloomfield Hills, MI 48301